Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Mercantile Bank of Michigan 401(k) Plan
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117763 and 333-152254) of our report dated June 24, 2009 relating to the financial statements and supplemental schedule of Mercantile Bank of Michigan 401(k) Plan appearing in this Form 11-K for the year ended December 31, 2008.
/s/ BDO SEIDMAN, LLP
Grand Rapids, Michigan
June 24, 2009